BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

03/18/2021 10:07:55 AM

Work Order Number: W2021031800556 - 1201451
Reference Number: 20211315876
Through Date: 03/18/2021 10:07:55 AM
Corporate Name: LIQTECH INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20201041926	Certificate of Correction - 11/13/2020	1
20201028144	Certificate of Correction - 11/06/2020	1
20201022590	Amendment After Issuance of Stock - 11/03/2020	1
20110729904-25	Amendment - 10/10/2011	1
20090607569-24	Certificate of Reinstatement - 08/10/2009	1
C17450-2004-001	Articles of Incorporation - 07/01/2004	6

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B202103181519397

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

You may verify this certificate
online at **http://www.nvsos.gov**

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201041926
Secretary of State State Of Nevada	Filed On 11/13/2020 3:25:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Liqtech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment increasing authorized shares.
3. Filing Date:	Filing date of document which correction is being made: November 3, 2020
4. Description:	Description of inaccuracy or defect: The process for approving the proposed amendment was inaccurately described in the notice to shareholders as required under NRS Section 78.390.
5. Correction:	Correction of inaccuracy or defect: The authorized amount of shares of Common Stock at $0.001 par value per share is not being increased and shall remain at 25,000,000 shares.
6. Signature: (Required)	X DocuSigned by: Claus Toftegaard 1920C40CFCA04A7... Signature — Date: 13-11-2020

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201028144
Secretary of State State Of Nevada	Filed On 11/6/2020 8:38:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LiqTech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: November 3, 2020
4. Description:	Description of inaccuracy or defect: Section 3 of the Certificate of Amendment contained an error as to percentage of stockholders voting in favor of the amendment.
5. Correction:	Correction of inaccuracy or defect: Section 3 of the Certificate of Amendment is corrected to reflect that the percentage of stockholders voting in favor of the amendment is 57%.
6. Signature: (Required)	X DocuSigned by: Claus Toftegaard 1920C40C7CA34A7... **Signature** 05-11-2020 Date

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C17450-2004
Barbara K. Cegavske	Filing Number 20201022590
Secretary of State State Of Nevada	Filed On 11/3/2020 9:24:00 AM
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LiqTech International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Two-Million Five Hundred Thousand (2,500,000) shares of Preferred Stock at $.001 par value per share, in such series and designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.93%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X DocuSigned by: Claus Toftegaard
1920C40C7CA34A7...

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C17450-2004
[signature]	Filing Number 20110729904-25
Secretary of State	Filed On 10/10/2011
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BLUE MOOSE MEDIA, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article First: The name of the corporation is LiqTech International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **57.1 Percent**

4. Effective date and time of filing: (optional) Date: **October 13, 2011** Time: **9:00 A.M.**

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT OF

FILE NUMBER: C17450-2004

Blue Moose Media, Inc.
NAME OF CORPORATION

FOR THE FILING PERIOD OF ______ TO ______

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

Gateway Enterprises, Inc.

A FORM TO CHANGE REGISTERED AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: www.nvsos.gov

Filed in the Office of	Business Number C17450-2004
[signature]	Filing Number 20090607569-24
Secretary of State	Filed On 08/10/2009
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

****YOU MAY NOW FILE YOUR ANNUAL LIST ONLINE AT www.nvsos.gov****

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the complete form with the filing fee. Fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.
5. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
6. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
7. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Jason Davis	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3113 St. Christopher Ct.	Antioch	CA	94509
NAME	TITLE(S)		
Jason Davis	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3113 St. Christopher Ct.	Antioch	CA	94509
NAME	TITLE(S)		
Jason Davis	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
3113 St. Christopher Ct.	Antioch	CA	94509
NAME	TITLE(S)		
Jason Davis	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
3113 St. Christopher Ct.	Antioch	CA	94509

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Title: President Date: 7/28/09

Signature of Officer

[redacted]

DEAN HELLER
Secretary of State
205 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C17450-2004

JUL 0 1 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

103759

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Blue Moose Media, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Gateway Enterprises, Inc. Street Address: 3230 East Flamingo Rd., #156, City: Las Vegas, NEVADA, Zip Code: 89121 Optional Mailing Address: City: State: Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 common $0.001; 10,000,000 preferred Par value: $ 0.001 Number of shares without par value: -0-
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Jason Davis Street Address: 3113 St. Christopher Court, City: Antioch, State: CA Zip Code: 94509 2. Name: Street Address: City: State: Zip Code: 3. Name: Street Address: City: State: Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any legal purpose
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: Cletha A. Walstrand Signature: Cletha A. Walstrand Address: 8 East Broadway, #609, City: Salt Lake City State: UT Zip Code: 84111
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] VP. Date: June 30, 2004 Authorized Signature of R.A. or On Behalf of R.A. Company

7/1/2004 10:46:15 AM $300.00 ML C20040701-0273

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 11/21/03

ARTICLES OF INCORPORATION

OF

BLUE MOOSE MEDIA, INC.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be: BLUE MOOSE MEDIA, INC.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock at $.001 par value per share, in such series and

designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The names and post office address of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name	Address
Jason Davis	3113 St. Christopher Court Antioch, CA 94509

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name	Address
Cletha A. Walstrand	8 East Broadway, Suite 609 Salt Lake City, UT 84111

ARTICLE VI

RESIDENT AGENT

The name and address of the Resident Agent is as follows:

Name	Address
Gateway Enterprises, Inc.	3230 East Flamingo Road, Suite 156 Las Vegas, Nevada 89121

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the

effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of June, 2004.

Cletha A. Walstrand

Cletha A. Walstrand

State of Utah)
:ss.
County of Salt Lake)

On the 30th day of June 2004, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Cletha A. Walstrand, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

IN WITNESS WHEREOF, I have executed this notary and affixed my official seal.

NOTARY PUBLIC

My Commission Expires:______________

NOTARY SEAL

Notary Public
TRENT WADDOUPS
609 Judge Building
8 East Broadway
Salt Lake City, Utah 84111
My Commission Expires
February 2, 2006
State of Utah